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                                  EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY



                                                 State or Other Jurisdiction of
Name of Entity                                   Incorporation or Organization
--------------                                   -----------------------------
PLX Technology (Europe) Ltd.                     United Kingdom

PLX Technology Japan K.K.                        Japan